FIRST AMENDMENT

TO

REAL ESTATE PURCHASE AND SALE AGREEMENT

WITH ESCROW INSTRUCTIONS

         THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE

AGREEMENT WITH ESCROW INSTRUCTIONS ("Amendment") is made and entered into as of February 23, 2021, and constitutes an agreement between PERMA-PIPE INC., a Delaware corporation ("Seller"), and WINKLER PROPERTIES, LP, a California limited partnership ("Buyer"), with reference to the following:

A.	Buyer and Seller entered into that certain Real Estate Purchase and Sale

Agreement with Escrow Instructions dated January 22, 2021 ("Agreement"), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain real property located at 1310 Quarles Dr., Lebanon, Tennessee, comprising assessor's parcel number 095058G A 00200, as more particularly described in the Agreement and Title Commitment ("Property").

B.	Buyer and Seller desire to amend certain terms of the Agreement as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.    Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2.    Cover Page. The cover page of the Agreement is hereby amended by replacing "<Perma-Pipe>" with the following Real Property description:

"APN: 095058G A 00200

Commonly known as

1310 QUARLES DR, LEBANON, TN 37087-2551"

3.    Escrow Agent and Title Company. The definitions for Escrow Agent and Title Company in Section 1 of the Agreement are hereby amended to reflect "Fidelity National Title Insurance Company through its local office in Newport Beach, California".

4.    Price. Section 3 of the Agreement is hereby amended and replaced with the following:

"The total Purchase Price to be paid by Buyer to Seller for the Property shall be the sum of Ten Million Four Hundred Thousand Dollars ($10,400,000.00), subject to adjustments, credits and prorations as set forth in this Agreement. Upon the Closing, Seller acknowledges and agrees to pay to Core Realty

Holdings Mgmt., Inc. an acquisition fee in the sum of Four Hundred Thousand

Dollars ($400,000.00) from Seller's Closing proceeds."

5.    Closing. The first sentence of Section 17 is hereby amended and restated as follows:

"The purchase and sale of the Property shall be consummated on a date, mutually agreed upon by Seller and Buyer (the “Closing”), which is on or before April 15, 2021 (the “Outside Closing Date”)."

6.    Buyer's Title Notice. Section 8(a)(ii) of the Agreement is hereby amended such that Buyer's Title Notice must be delivered to Seller within ten (10) business days following the receipt by Buyer of the Title Commitment and all underlying exception documents.

7.    Survey. Section 8(a)(vii) of the Agreement is hereby amended such that Buyer shall have until the earlier of (A) ten (10) business days after its receipt of the Survey or (B) the Contingency Expiration Date to deliver an additional Buyer’s Title Notice with respect to any matter that is shown on the Survey.

8.    Costs. Section 12(b) of the Agreement is hereby amended by deleting item (ii).

9.    Seller's Representations and Warranties. The following representations and warranties are added to the end of Section 15(b) of the Agreement:

"(xvi) Neither Seller nor, to Seller’s knowledge, any other third party has used, generated, transported, discharged, released, manufactured, stored, or disposed any Hazardous Materials from, into, at, on, under, or about the Property, except as disclosed in the Property Files. To Seller’s knowledge (i) the Property is not in violation, nor has been or is currently under investigation for violation of any

Hazardous Materials law; (ii) there has been no migration of any Hazardous

Materials from, into, at, on, under or about the Property in violation of any Hazardous Materials law; and (c) there is not now, nor has there ever been on or in the Property underground storage tanks or surface or below-grade impoundments used to store, treat or handle Hazardous Materials or debris or refuse buried in, on or under the Property.

(xvii)	To Seller’s knowledge, there are no patent or latent defects on or about the Property.

(xviii)

Seller has not received any written notice that the Property is in violation of any law, ordinance, code, rule or regulation to which the Property is subject (including any Hazardous Materials law or the American’s With Disabilities

Act); and Seller has no knowledge of any facts or circumstances upon which such a notice could, in good faith, be based (including under any Hazardous Materials law or the American’s With Disabilities Act).

(xix)

Neither Seller nor any entity or person that owns or controls Seller is bankrupt or insolvent under any applicable Federal or state standard, has filed for protection or relief under any applicable bankruptcy or creditor protection statute, or has been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute. Seller is not entering into the transactions described in this Agreement intending to defraud any creditor or to prefer the rights of one creditor to any other. Seller and Buyer have negotiated this Agreement at arm’s length and the consideration paid represents fair value for the assets being transferred.

(xx)

Seller has not made any commitment or representation to any Authorities, or to any adjoining or surrounding property owner, that would in any way be binding on Buyer or would in any way interfere with Buyer’s ability to continue to operate the Property as currently operated on the date of this Agreement.

(xxi)	The Property Files delivered by Seller to Buyer are accurate copies and complete copies. Seller has no knowledge of any material errors or inaccuracies in any of the Property Files.

         For purposes of Seller’s representations and warranties in this Paragraph 15(b), the phrases “to Seller’s knowledge” or “to the best of Seller’s knowledge” shall mean the knowledge of the officers of Seller who, after due and careful inquiry, have actual knowledge of the facts and events in relation to or on the basis of which the relevant statements are made.

10.    Notices. Buyer's notice information as set forth in Section 18 of the Agreement is hereby amended and restated as follows:

To Buyer:	Winkler Properties, LP 32932 Pacific Coast Hwy., #14-487 Dana Point, California 92629 Attn: Marvin Winkler Email: marvwinkler@gmail.com
With a copy to:	Palmieri, Tyler, Wiener, Wilhelm & Waldron LLP 1900 Main St., Ste. 700 Irvine, California 92614 Attn: Ryan Prager Email: rprager@ptwww.com

11.    Insurance Shortfall. Section 20 of the Agreement is hereby amended such that in the event Buyer receives a credit against the Purchase Price pursuant to Section 20, Buyer shall also receive a credit against the Purchase Price equal to the amount of such damage that is not covered by insurance, in addition to any and all other rights set forth in Section 20.

12.    Brokers. Section 21 of the Agreement is hereby amended such that Core Realty Holdings Mgmt., Inc. is also recognized as a broker or finder involved in the contemplated purchase and sale transaction and Seller will pay an acquisition fee to Core Realty Holdings Mgmt., Inc. pursuant to Section 3 of the Agreement.

13.    List of Property Files. Exhibit "F" of the Agreement is hereby amended and restated as attached hereto as Exhibit "F" and incorporated herein by this reference.

14.    Lease. The Lease, as attached to the Agreement as Exhibit "D", is hereby amended and restated as attached hereto as Exhibit "D" and incorporated herein by this reference.

15.    No Further Changes. Except as expressly amended herein, all terms of the Agreement shall remain in full force and effect.

16.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

(Signature Page Follows)

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER:          BUYER:

PERMA-PIPE, INC.,          WINKLER PROPERTIES, LP,

a Delaware corporation          a California limited partnership

By:  /s/ D. Bryan Norwood       By: /s/ Marvin Winkler

Bryan Norwood, CFO           Marvin Winkler, Managing Partner

     EXHIBIT “D”

LEASE

{Attached Hereto}

EXHIBIT “F”

LIST OF PROPERTY FILES

Buyer’s performance is conditioned upon the Buyer’s approval of the following: All Seller items to the extent those items exist and/or are in Seller’s possession or control

1.	Current preliminary title report.

2.	All existing vendor, service and personnel contracts, including janitorial, laundry, HVAC, landscape, trash removal, parking lot maintenance, management, insurance and any other binding contracts.

3.	Seller’s operating statements reflecting the past 36 months of operation of the property. Seller to provide monthly updates prior to the Closing Date.

4.	Twelve months trailing by month operating statements for the property including detailed income statement and tenant aging report to be updated monthly through month of Closing.

5.	A report of a licensed HVAC contractor concerning the condition of HVAC equipment and its capability to service the premises.

6.	Report of a licensed roofer concerning the water-proofness and condition of the roof.

7.	Copies of utility bills for the past three (3) calendar years.

8.	Copies of the past three (3) fiscal years real estate tax bills.

9.	A schedule of all current or pending litigation with respect to the property and brief description of proceeding.

10.	Any and all existing Phase I or II Toxic Studies on the property and information regarding hazardous materials.

11.	Insurance Loss History.

12.	Certificates of Occupancy for building shells and tenant premises or Seller’s cooperation to obtain.

13.	Evidence that the property complies with all current zoning and building codes from the City Building Department or Seller’s cooperation to obtain.

14.	ALTA Title Policy and independent survey with costs split equally showing title vested in Buyer’s name with no encumbrance or exceptions shown except those previously approved by Buyer’s in writing.

15.	Copies of any reports for soils, geological and geotechnical.

16.	Copies of business licenses.

17.	Copies of any other permits, authorizations, approvals, certificates and entitlements relating to the Property.

18.	Inspection reports for the fire sprinkler system, if any.

19.	Information covering the last three years of capital expenditures.

20.	COVID-19 Deferrals and arrangements – aged receivables, COVID-19 agreements or payments, bad debt reports.

21.	Plans and specifications for all buildings.

22.	Property work orders for the last year.

23.	Leak reports for plumbing and sewer, if any.

24.	Inspection reports for plumbing, sewer, and fire sprinkler system, if any.

25.	Copies of all notices concerning violations, including, but not limited to, zoning ordinances, building codes, fire codes, CC&Rs or other agreements affecting the Property.

26.	Governmental authority notices of building code, zoning, fire or health code violations, if any